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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

American Express                                    American Express Receivables
 Centurion Bank                                       Financing Corporation II
--------------------------------------------------------------------------------
 (Exact name of co-registrants as specified in their respective charters)

         Utah                                                Delaware
-----------------------                              -----------------------
(State of incorporation                              (State of incorporation
    or organization)                                     or organization)

      11-2869526                                            13-3854638
 ----------------------                              -----------------------
   (I.R.S. Employer                                      (I.R.S. Employer
  Identification No.)                                   Identification No.)

                                                      World Financial Center
6985 Union Park Center                                   200 Vesey Street
    Midvale, Utah                                       New York, New York
----------------------                               -----------------------
 (Address of principal                                (Address of principal
  executive offices)                                    executive offices)


        84047                                                  10285
     -----------                                            -----------
      (Zip Code)                                            (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:
                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:
                  American Express Credit Account Master Trust
              Class A Series 1999-2 5.95%Asset Backed Certificates
              Class B Series 1999-2 6.10% Asset Backed Certificates

          Class A Series 1999-3 Floating Rate Asset Backed Certificates Class B Series 1999-3 Floating Rate Asset Backed Certificates
          -------------------------------------------------------------
                                (Title of Class)

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Item 1.1          Description of Registrant's Securities to be Registered

                  The description of the Class A Series 1999-2 5.95% Asset Backed Certificates and Class B Series 1999-2 6.10% Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated May 14, 1999, and "Summary of Series Terms" and "Maturity Considerations" in the Series 1999-2 Prospectus Supplement, dated May 14, 1999 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.3).

Item 1.2 The description of the Class A Series 1999-3 Floating Rate Asset Backed Certificates and Class B Series 1999-3 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Tax Matters"; and "ERISA Considerations" in the Prospectus, dated May 14, 1999, and "Summary of Series Terms" and "Maturity Considerations" in the Series 1999-3 Prospectus Supplement, dated May 14, 1999 (the Prospectus and the Prospectus Supplement are attached hereto as Exhibit 4.4).


Item 2.           Exhibits

           Exhibit  4.1        Pooling and Servicing Agreement, dated as of
                               May 16, 1996 (incorporated by reference to
                               Registration Statement No. 33-95784 filed on May 30, 1996).

           Exhibit 4.2 Series 1999-2 Supplement to the Pooling and Servicing Agreement, dated as of May 19, 1999.

           Exhibit 4.3 Series 1999-3 Supplement to the Pooling and Servicing Agreement, dated as of May 19, 1999.

           Exhibit 4.4 Series 1999-2 Prospectus dated May 14, 1999 and Prospectus Supplement, dated May 14, 1999, as filed with the Securities and Exchange Commission on May 18, 1999 pursuant to Rule 424(b)(2).

           Exhibit 4.5 Series 1999-3 Prospectus dated May 14, 1999 and Prospectus Supplement, dated May 14, 1999, as filed with the Securities and Exchange Commission on May 18, 1999 pursuant to Rule 424(b)(2).

           Exhibit 5.1 Form of specimens of certificates representing the Class A Series 1999-2 5.95% Asset Backed Certificates and the Class B Series 1999-2 6.10% Asset Backed Certificates.

           Exhibit 5.2 Form of specimens of certificates representing the Class A Series 1999-3 Floating Rate Asset Backed Certificates and the Class B Series 1999-3 Floating Rate Asset Backed Certificates.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          AMERICAN EXPRESS CENTURION BANK


                                          By: /s/ Robert D. Kraus
                                             -----------------------------------
                                          Name:  Robert D. Kraus
                                          Title: Assistant Secretary

                                          AMERICAN EXPRESS RECEIVABLES
                                          FINANCING CORPORATION II


                                          By: /s/ Leslie R. Scharfstein
                                             -----------------------------------
                                          Name:  Leslie R. Scharfstein
                                          Title: President

Date:   May 19, 1999


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                                INDEX TO EXHIBITS

       Exhibit
       Number                              Exhibit
       ------                              -------


       Exhibit  4.1        Pooling and Servicing Agreement, dated as of
                           May 16, 1996 (incorporated by reference to
                           Registration Statement No. 33-95784 filed on May 30, 1996).

       Exhibit 4.2 Series 1999-2 Supplement to the Pooling and Servicing Agreement, dated as of May 19, 1999.

       Exhibit 4.3 Series 1999-3 Supplement to the Pooling and Servicing Agreement, dated as of May 19, 1999.

       Exhibit 4.4 Series 1999-2 Prospectus dated May 14, 1999 and Prospectus Supplement, dated May 14, 1999, as filed with the Securities and Exchange Commission on May 18, 1999 pursuant to Rule 424(b)(2).

       Exhibit 4.5 Series 1999-3 Prospectus dated May 14, 1999 and Prospectus Supplement, dated May 14, 1999, as filed with the Securities and Exchange Commission on May 18, 1999 pursuant to Rule 424(b)(2).

       Exhibit 5.1 Form of specimens of certificates representing the Class A Series 1999-2 5.95% Asset Backed Certificates and the Class B Series 1999-2 6.10% Asset Backed Certificates.

       Exhibit 5.2 Form of specimens of certificates representing the Class A Series 1999-3 Floating Rate Asset Backed Certificates and the Class B Series 1999-3 Floating Rate Asset Backed Certificates.